Exhibit 10.10

                         ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Agreement") is entered into as of April 8, 2005 by and among Compound Natural Foods, Inc., a Nevada corporation (the "Company"), Gerald R. Newman ("Newman"), Clayton Duxbury ("Duxbury") (Newman and Duxbury collectively, the "Selling Shareholders"), Joey Canyon ("Canyon"), Michael Naughton
("Naughton"), Brad Stewart ("Stewart"), Pure Nature, LLC, a Colorado limited liability company ("Pure Nature"), and Laura Anthony, Esq., Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33301 (the "Escrow Agent"), which term shall also include any successor escrow agent appointed in accordance with Section 6(b) of this Agreement). Each of the person identified above are referred to herein also individually as a "Party" and, collectively, as the "Parties".

                                   Recitals:

     A. Each Party is a party to one or more of the following integrally related legal instruments as of even date hereof, the forms of which are attached hereto as consecutively indexed Exhibits "A" through "F," respectively:

          1.  Letter of Intent dated March 18, 2005, as amended March
31,
              2005;
          2. Stock Purchase and Sale Agreement among Canyon, Newman, Duxbury and the Company;
          3.  Stock Purchase and Sale Agreement between Naughton and
Stewart;
          4.  Note Purchase and Proceeds Use Agreement between
Naughton and
              Canyon;
          5.  Convertible Promissory Note issued by Canyon; and
          6.  Pledge and Security Agreement granted by Canyon to Naughton
(each
                such document, along with this Agreement, referred to
              individually herein as a "Transaction Document" and collectively, as the "Transaction Documents").

     B. The Parties acknowledge that the effectiveness of any one of the Transaction Documents and the transaction or/and subject matter attributable to each is expressly contingent upon the concurrent execution, delivery and performance by each other applicable Party(ies) of his, its Dr their respective and/or collective duties under such relevant other of the Transaction
Documents.

     C. The Parties desire that Anthony, in her capacity as Escrow Agent, preside over, safeguard, administer, manage and disburse the Transaction Documents and their subject matter in accordance with this Agreement, which the Parties intend be congruent with the mechanics contained in each of the Transaction Documents.

     NOW THEREFORE, in consideration of the mutual promises and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree:

     1.	Appointment of Escrow Agent. The Parties desire that
Escrow Agent be appointed to act as escrow agent hereunder in respect of the Transaction Documents and the transactions the subject matter of each, and Escrow Agent hereby agrees to act as such.

     2. Delivery into Escrow. The Parties shall concurrently with their execution and delivery of this Agreement and each Transaction Document as to which it is a party, deliver into escrow with Escrow Agent, each such Transaction Document, as well as the principal subject matter of each (the "Escrow").

     3. Fights and Obligations Under Escrow. The Escrow shall exist to safeguard the Transaction Documents and the principal the subject matter thereof and shall be administered in accordance with the specific and general intent set forth in the Transaction Documents.

      4. Safeguarding, Administration and Distribution of and from Escrow.

       (a) Safeguarding. Escrow Agent shall establish the Escrow by receiving into it the Transaction Documents and, as applicable, the monies, securities and other property referred to in each of the applicable Transaction Documents. By way of example and not limitation, Escrow Agent his already received into Escrow, funds of Naughton in the amount of FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($400,000.00) pursuant to that certain Letter of Intent among the Parties dated March 18, 2005, as amended, and shall have as of the date hereof received. into Escrow the Transaction Documents.

       (b) Administration. Escrow Agent shall administer the principal of the Escrow in accordance with the provisions of the applicable Transaction Documents. By way of example, and not limitation, Escrow Agent shall administer the Control Securities (as that term is defined in, among other of the Transaction Documents, the Stock Purchase and Sale Agreement among Canyon, Newman, Duxbury and the Company) in a manner compliant with safeguarding said securities for the benefit of Canyon, yet in a manner preserving the rights of Naughton therein pursuant to the terms of the Stock Pledge and Escrow Agreement in respect thereof.

       (c) Disbursement. Escrow Agent shall disburse assets constituting the Escrow in accordance with the Transaction Documents.
For example, as of the date hereof and assuming the proper execution and delivery of all of the Transaction Documents by the Parties and the Control Securities to Escrow by Newman and Duxbury, in accordance with the provisions of the Stock Purchase and Sale Agreement among Canyon, Newman, Duxbury and the Company and the Note Purchase and Proceeds
Use Agreement among Naughton and Canyon, Escrow Agent shall disburse from Escrow the aggregate amount of $260,913 to Newman and Duxbury, $208,72-0.40 as to Newman and $52,182.60 as to Duxbury in the manner previously specified by each in their emails to Escrow Agent of March 19, 2005 and March 21, 2005, respectively.

       (d) Claims Process. Notwithstanding Section 4(a), in the event a Party to this Escrow Agreement (a "Claiming Person") asserts a right to the Escrow, such Claiming Person shall execute and deliver to the Escrow Agent and the other Parties hereto (each a "Non-Claiming Person''') a written notice to such effect (a "Notice of Claim") and the right being asserted in a Notice Of Claim (hereinafter referred to as a "Claim") setting forth the nature and details of such Claim and the nature of the element of the Escrow being sought (or if not ascertainable, a reasonable maximum amount thereof) and instructing the Escrow Agent to deliver that element out of Escrow as shall correspond to the Claim of such Claiming Person. If within 30 days after receipt of any such Notice of Claim by the Escrow Agent pursuant to this Section 4(b), no NonClaiming Person notifies the Escrow Agent that such Claim, or the element sought in connection therewiitlh, is disputed, the Escrow Agent shall deliver to such Claiming Person the subject matter of such Claim as set forth in such Notice of Claim. If a Non-Claiming Person does notify the Escrow Agent that there is a dispute in respect of the subject matter of a Notice of Claim, the Escrow Agent shall not deliver the sought subject matter to such Claiming Person until such dispute has been settled as provided in
Section 7 and notice of such settlement and the requirements of such settlement have been discharged and bona fide evidence thereof has been delivered to the Escrow Agent.

      5. Termination. This Agreement may be terminated at any time and upon the receipt by the Escrow Agent of 10 days' prior written notice of termination executed by all Parties directing the distribution of all items then held by the Escrow Agent under and pursuant to this Agreement. This Agreement shall automatically terminate if and when all items held in escrow shall have been distributed by the Escrow
Agent in accordance with the terms of this Agreement or the underlying Transaction Document. Notwithstanding any termination of this Agreement, the provisions of Section 6(c) and 6(d) shall survive such termination and remain in full force and effect.

      6.	Escrow Agent.

       (a) Obligations. The obligations of the Escrow Agent hereunder are those specifically provided in this Agreement consistent with the applicable provisions of the Transaction Documents and no other, and the Escrow Agent shall have no liability under, or duty to inquire into the terms and provisions of, any other agreement between or among the parties. The duties of the Escrow Agent are purely ministerial in nature, and it shall not incur any liability hereunder whatsoever, except for willful misconduct or, gross negligence. The Escrow Agent may consult with counsel of its choice and shall not be liable for any action taken or not taken or suffered by it in accordance with the advice of such counsel. The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it or of any signature thereon and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties.

       (b) Resignation and Removal. The Escrow Agent may resign (and be discharged) from its duties hereunder at any time by giving at least 10 days' written notice of such resignation to all Parties specifying the date upon which such resignation shall take effect. Upon receipt of such written notice of resignation, a successor escrow agent shall be appointed by the Parties, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within 10 days after the giving of such written notice of resignation, the resigning escrow agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent. The Parties may at any time substitute a new escrow agent by giving 10 days' written notice thereof to the current escrow agent and paying all fees and expenses of such current escrow agent.


       (c) Indemnification. The Parties, jointly and severally, shall hold the Escrow Agent harmless from, and indemnify the Escrow Agent against, any loss, liability, expense (including reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except for any claim or demand arising out of the gross negligence or willful misconduct of the Escrow Agent. The indemnities contained in this Section 6(c) shall survive the resignation or substitution of the Escrow Agent and the termination of this Agreement.

       (d) Fees and Expenses. The Escrow Agent shall receive reimbursement for out-of-pocket expenses, and in respect of any material ongoing involvement in the administration of the Escrow, shall be entitled to be compensated at her normal fee. Any amount owing Escrow Agent hereunder shall be paid upon within 10 days from written request made by the Escrow Agent to Canyon or the Company.

      7. Disputes. If any dispute should arise with respect to ownership or right of possession of any instrument or asset in Escrow, and in respect of an alleged right of disbursement therefrom, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow until such dispute shall have been settled either by collective agreement of the Parties concerned or by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which the applicable Parties to this Agreement are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

      8.	Miscellaneous.

       (a)	Recitals. The Recitals hereinabove set forth are true and
correct in all respects and are incorporated herein.

       (b) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day; (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. For purposes hereof, "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the State of Florida.

All communications shall be sent in each case to the respective address specified below:

      Escrow Agent:           Laura Anthony, Esq.
                            Legal and Compliance, LLC
                            330 Clematis Street, Ste. 217
                            West Palm Beach, FL 33301


                             (561) 514-0832 (facsimile)

Newman:                        Gerald R. Newman
                              289 S. Robertson Blvd., Ste. 313
                              Beverly Hills, CA 90211
                              (310) 652-6624

Duxbury:                      Clayton Duxbury
                              77 Covewood
                              Calgary, Alberta
                              Canada T3K 4Z8

Canyon:                       Joey Canyon
                              9312. Meredith Ct.
                              Lone Tree, CO 80124

Stewart:                       Brad Stewart
                              3757 Woodcliff Rd.
                              Sherman Oaks, CA 91403

Naughton:                      Michael Naughton
                              150 S. Havana St.
                              Aurora, CO 80012


or at such other address as a Party may designate by ten (10) days advance written notice to the other Parties hereto.

       (c) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

       (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein.

       (e) Benefits Assignment. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party without the written consent of the other parties.

       (g)	Amendment, This Agreement may not be amended except by an
instrument in writing signed the Parties and the Escrow Agent.

       (h)	Headings. The headings contained in this Agreement are for
reference purposes only and. shall not control or affect in any way the meaning or interpretation of this Agreement.

       (i) Construction. The parties hereto agree that the terms and language of this Agreement were the result of negotiations among the parties, and that there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy regarding the construction or interpretation of this Agreement shall be decided neutrally, in light of its purposes, and without regard to events of authorship or negotiation.

[The remainder of this page intentionally left blank. Signature page follows.]


     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered on the date first above written.


ESCROW:

/s/ Laura E. Anthony

NEWMAN:

/s/ Gerald R. Newman

DUXBURY:
/s/ Clayton Duxbury

CANYON:
/s/ Joey Canyon

NAUGHTON:

/s/ Michael Naughton

STEWART:

/s/Brad Stewart




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